
HD Partners
Acquisition Corporation
NHRA
BUDWEISER

Summary of HD Partners/ NHRA Transaction

On May 30, 2007, HD Partners and the National Hot Rod Association announced an agreement under which HD Partners will purchase NHRA's professional racing series as well as a broad set of commercialization rights. The total purchase price is approximately $121M. The assets to be acquired by HD Partners and operated as NHRA Pro Racing include:

NHRA POWERADE Drag Racing Series
and all NHRA Pro Racing Activities

Exclusive, Worldwide License
To NHRA Brand for Pro Racing Activities, Licensing and Sponsorships



NHRA Owned Tracks and Real Estate
Gainesville, Atlanta, Columbus, Indianapolis
(Over 1,400 acres appraised at approximately $50M)



Media Exploitation Rights
Broadcast TV/Radio, DVD, Photos, Internet, Mobile, Gaming, Pro-focused Publications



Exclusive Merchandise Rights
NHRA Pro and Generic NHRA Products

NHRA.com Website
(Association shares access)

NHRA Facts



The Organization and Fan Base

- #2 Motorsport in U.S. after NASCAR
- Over 300,000 racing participants
- Over 1.5 million side-by-side races per year
- Operated for over 50 years as a non-profit

The Sport

- 0 to 100MPH in less than one second
- 330 MPH racing speeds
- 7000 horsepower dragsters
- 130dB sound levels (Jet takeoff = 110dB)

NHRA POWERADE Drag Racing Series



- *23 National Events per Year (Over 80 days of racing)*
- *Four Classes of Vehicles*
  - *- Dragster, Funny Car, Pro-Stock Car, Pro-Stock Motorcycle*
- *Up to 125,000 Spectators per Event*
- *35 of top 50 DMA's*
- *All events televised on ESPN2 and ESPN2-HD*
  - *- Over 4 hours of standard and HD programming every race weekend*



Strategies for Growth

- **Introduce New National Events**
  - *Reach new fans and expand brand presence*
- **Increase Event Attendance and TV Viewership**
  - *Increase marketing and sponsor promotions*
- **Expand and Diversify Sponsor Base**
  - *Target significant unfilled opportunities in proven auto racing sponsorship categories*
- **Expand Licensing / Merchandising**
  - *Exploit NHRA's potential as a lifestyle brand*
  - *License new products in known auto enthusiast categories*
- **New Video and Multimedia Products**
  - *Introduce new DVD series (e.g., Year in Review)*
  - *Expand gaming offerings*
  - *Archive has >20,000 hours of unseen video*
  - *Photo archive covers 50+ year NHRA history*
- **Relaunch NHRA.com Website**
  - *Expand e-commerce / multimedia offerings*
- **Expansion Opportunities**
  - *Utilize well-capitalized platform to exploit domestic and international opportunities within racing/auto enthusiast worlds as well as other event-based businesses*



RACEDAY
AMERICAN DRAGSTER TV
Ashley Force:
AOL's 2007 Hottest Athlete
Jay Leno
Good Morning America

Mainstream Media Presence

HD Partners Management Team

HD Partners Acquisition Corporation (HD Partners) is a special purpose acquisition company formed by Eddy Hartenstein, Bruce Lederman, Bob Meyers, Steve Cox and Larry Chapman, each of whom played senior roles in establishing DIRECTV as the world's leading digital television service, with over 12 million subscribers and over $7.7B in annual revenue.

At DIRECTV, the HD Partners team was responsible for developing, launching and successfully marketing many innovative sports products, including NFL Sunday Ticket, NBA League Pass and MLB Extra Innings. The team pioneered promotional programs linking key national retailers and special event programming. The HD Partners team intends to leverage its extensive network of contacts to extend the reach and visibility of NHRA Pro Racing, especially to potential sponsors, distribution platforms and program providers.



AMEX Ticker: HDP **For Additional Information go to www.HDPartnersAcquisition.com**

Stockholders of HDP and other interested persons are advised to read HDP's preliminary proxy statement, as amended, and definitive proxy statement, when available, in connection with HDP's solicitation of proxies for the special meeting to approve the acquisition because these proxy statements will contain important information. Such persons can also read HDP's final prospectus, dated June 1, 2006, as well as periodic reports, for more information about HDP, its officers and directors, and their individual and group security ownership in HDP, and interest in the successful consummation of this business combination. Stockholders may also refer to the HDP proxy statement for information about Morgan Joseph's security holdings in HDP. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on this transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus and other periodic reports filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission's Internet site at (http://www.sec.gov).

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about HDP, NHRA and their combined business after completion of the proposed transaction. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of HDP's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: continued compliance with government regulations; changing legislation or regulatory environments; requirements or changes affecting the businesses in which NHRA is engaged; auto racing and sports industry trends, including factors affecting supply and demand; NHRA's dependence on attendance and sponsorships; labor and personnel relations; NHRA's revenue and profitability; changing interpretations of generally accepted accounting principles; and general economic conditions, as well as other relevant risks detailed in HDP's filings with the Securities and Exchange Commission, including its report on form 10-K for the period ended December 31, 2006. The information set forth herein should be read in light of such risks. Neither HDP, nor NHRA assumes any obligation to update the information contained in this presentation.